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                                                               Exhibit 1.1(b)


                                1,650,000 Shares

                           INTERSTATE HOTELS COMPANY

                          (a Pennsylvania corporation)

                                  Common Stock

                           (Par Value $.01 Per Share)


                        INTERNATIONAL PURCHASE AGREEMENT


                                                                   June 20, 1996


MERRILL LYNCH INTERNATIONAL
     MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
CREDIT LYONNAIS SECURITIES
MONTGOMERY SECURITIES
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
SMITH BARNEY INC.
  as Representatives of the several International
  Underwriters

c/o  Merrill Lynch & Co.
          Merrill Lynch, Pierce, Fenner & Smith Incorporated
     Merrill Lynch World Headquarters
     North Tower
     World Financial Center
     New York, New York 10281

Ladies and Gentlemen:

          Interstate Hotels Company, a Pennsylvania corporation (the "Company"), confirms its agreement with Merrill Lynch International, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Credit Lyonnais Securities ("Credit Lyonnais"), Montgomery Securities ("Montgomery"), Morgan Stanley & Co. International Limited ("Morgan Stanley") and Smith Barney Inc. ("Smith Barney"), and each of the other underwriters named in Schedule A hereto (collectively, the "International Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Credit Lyonnais,
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Montgomery, Morgan Stanley and Smith Barney are acting as representatives (in such capacity, Merrill Lynch, Credit Lyonnais, Montgomery, Morgan Stanley and Smith Barney shall hereinafter be referred to collectively as the "Representatives"), with respect to the sale by the Company and the purchase by the International Underwriters, acting severally and not jointly, of the respective number of shares of common stock, par value $.01 per share, of the Company ("Common Stock") set forth in said Schedule A (except as otherwise provided in the International Pricing Agreement referred to below) and with respect to the grant by the Company to the International Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 247,500 additional shares of Common Stock to cover over-allotments, in each case except as may otherwise be provided in the International Pricing Agreement (as hereinafter defined). The 1,650,000 shares of Common Stock (the "Initial International Securities") to be purchased by the International Underwriters and all or any part of the 247,500 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option International Securities") are collectively hereinafter called the "Securities."

          Prior to the purchase and public offering of the Securities by the several International Underwriters, the Company and the Representatives, acting on behalf of the several International Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "International Pricing Agreement"). The International Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this agreement (the "Agreement"), as supplemented by the International Pricing Agreement. From and after the date of the execution and delivery of the International Pricing Agreement, this Agreement shall be deemed to incorporate the International Pricing Agreement.

          It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Company of 9,350,000 shares of Common Stock




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(the "Initial U.S. Securities") through arrangements with certain underwriters within the United States and Canada (the "U.S. Underwriters") for whom Merrill Lynch & Co., Montgomery Securities, Morgan Stanley & Co. Incorporated, Smith Barney Inc. and Credit Lyonnais Securities (USA) Inc. are acting as the representatives (the "U.S. Representatives") and the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the International Underwriters' pro rata potion of up to 1,402,500 additional shares of Common Stock solely to cover over-allotments, if any (the "Option U.S. Securities", and collectively with the Initial U.S. Securities, the "U.S. Securities").

          Prior to the purchase and public offering of the U.S. Securities by the several U.S. Underwriters, the Company and the U.S. Representatives, acting on behalf of the several U.S. Underwriters, shall enter into an agreement substantially in the form of Exhibit A to the U.S. Purchase Agreement (the "U.S. Pricing Agreement"). The U.S. Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the U.S. Representatives and shall specify such applicable information as is indicated in Exhibit A to the U.S. Purchase Agreement. The offering of the U.S. Securities will be governed by U.S. Purchase Agreement, as supplemented by the U.S. Pricing Agreement. From and after the date of the execution and delivery of the U.S. Pricing Agreement, the U.S. Purchase Agreement shall be deemed to incorporate the U.S. Pricing Agreement.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-3958) and a related preliminary prospectus for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from





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time to time amended or supplemented pursuant to the 1933 Act, or otherwise, are hereinafter referred to as the "Registration Statement," and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the International Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term Prospectus shall refer to such revised prospectus from and after the time it was provided to the International Underwriters for such use. Two forms of prospectuses are to be used in connection with the offering and sale of the Securities to the International Underwriters, one relating to the International Securities and one relating to the U.S. Securities. The form of prospectus relating to the International Securities is identical to the form of prospectus relating to the U.S. Securities, except for the front and back covers and the information under the caption "Underwriting." Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company to register additional shares of Common Stock of the Company under Rule 462(b) of the 1933 Act Regulations (a "Rule 462(b) Registration Statement") shall be deemed to be part of the Registration Statement. Any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in a Rule 462(b) Registration Statement and any term sheet as contemplated by Rule 434 of the 1933 Act Regulations (a "Term Sheet") shall be deemed to be part of the Prospectus. Capitalized terms used but not otherwise defined herein shall have the meanings given to those terms in the Prospectus.

          The Company understands that the International Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after the Registration Statement becomes effective and the International Pricing Agreement has been executed and delivered.

          The Company has reserved up to 250,000 of the Shares for offering and sale to certain of its employees, customers, vendors and business associates pursuant to a





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reserve share program as stated in the "Underwriting" section of the
Prospectus (the "Reserve Share Program"). The Shares under the Reserve Share Program will be sold to the employees, customers, vendors and business associates by the International Underwriters pursuant to this Agreement and by the U.S. Underwriters (except for 1,000 shares which will be sold directly by the Company to two employees of the Company or one of its Subsidiaries in Canada) pursuant to the U.S. Purchase Agreement at the public offering price. Any such shares not purchased by such persons by the end of the first business day after the date on which the Registration Statement has become effective will be offered to the public by the International Underwriters and the U.S. Underwriters as set forth in the Prospectus.


          SECTION 1.  Representations and Warranties of the Company.

          (a) The Company represents and warrants to each International Underwriter as of the date hereof and as of the date of the International Pricing Agreement (such later date being hereinafter referred to as the "Representation Date") as follows:

               (i) At the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the International Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the International Underwriters for such use) and at the Closing Time referred to in Section 2 hereof, will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not include an untrue statement





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     of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any International Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus.

               (ii) Coopers & Lybrand L.L.P., the accounting firm that audited the financial statements included in the Registration Statement and Prospectus, is an independent public accountant as required by the 1933 Act and the 1933 Act Regulations.

               (iii) The financial statements (including the related notes thereto) included in the Registration Statement and the Prospectus present fairly, in all material respects, the financial position of the respective entity or entities or group presented therein at the respective dates indicated and the results of their operations for the respective periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis through the periods specified. The other financial and statistical information and data included in the Registration Statement and the Prospectus present fairly, in all material respects, the information included therein and, to the extent applicable, have been prepared on a basis consistent with such financial statements and/or the books and records of the respective entities or group presented therein. Pro forma financial information included in the Prospectus has been prepared in accordance with the applicable requirements of the 1933 Act and the 1933 Act Regulations with respect to pro forma financial information and includes all adjustments necessary to present fairly, in all material respects, the pro forma financial position of the Company at the respective dates indicated and the





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     results of operations for the respective periods specified.

               (iv) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the executive officers of the Company, after due inquiry, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the executive officers of the Company, after due inquiry, threatened by the Commission or by the state securities authority of any jurisdiction.

               (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise described therein, and giving pro forma effect to the Acquisition (as described in the Prospectus), (A) there has been no change in the condition, financial or otherwise, in the earnings, assets, business affairs or business prospects of the Company or any of its Subsidiaries, whether or not arising in the ordinary course of business, which would be materially adverse to the Company and its Subsidiaries taken as a whole (any such change being hereinafter referred to as a "Material Adverse Change"), (B) there has been no casualty, loss or condemnation or other adverse event with respect to any of the hotel properties in which the Company or any of its Subsidiaries will own as of the Closing Date (the "Hotels") which would have a material adverse effect on the earnings, assets, business affairs or business prospects of the Company, its Subsidiaries or the Hotels, which would be materially adverse to the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"), (C) there have been no transactions or acquisitions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which would have a Material Adverse Effect,
     (D) there have been no changes to any of the management agreements which the Company has entered into with various hotel property owners, other than





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     those in the ordinary course of business, which would have a Material
     Adverse Effect, (E) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, and (F) there has been no change in the capital shares of the Company, or any increase in the indebtedness of the Company or any of its Subsidiaries or encumbering of the Hotels which would have a Material Adverse Effect. For purposes of this Agreement, "Subsidiary" means, with respect to any party, any corporation or other entity, whether incorporated or unincorporated of which more than 50% of either the equity interests is, or voting control of such corporation or other entity is, directly or indirectly through subsidiaries, beneficially owned by the Company.

               (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the International Pricing Agreement and the other Company Documents (as hereinafter defined) to which it is a party; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership, leasing or management of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.

               (vii) Each of the Company's Subsidiaries that is a limited partnership (collectively, the "Partnership Subsidiaries") and would constitute a "significant subsidiary" under Rule 1-02 of Regulation S-X under the Securities Act has been duly formed and is validly existing as a limited partnership in good standing under and by virtue of the laws of the state of its formation, with the requisite partnership power and authority to own, lease and manage its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and





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     perform its obligations under the Company Documents (as defined herein) to which it is a party. Each of the Partnership Subsidiaries is duly qualified or registered as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership, leasing or management of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.

               (viii) Each of the Company's Subsidiaries that is a corporation (the "Corporate Subsidiaries," and collectively with the Partnership Subsidiaries, the "Subsidiaries") and would constitute, at the Closing Time,a "significant subsidiary" under Rule 1-02 of Regulation S-X under the Securities Act ("Significant Subsidiary") is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with the requisite corporate power and authority to own, lease and manage its properties, to conduct the business in which it is engaged or proposes to engage and to enter into and perform its obligations under the Company Documents to which it is a party. Each of the Corporate Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership, leasing or management of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect. As of the Closing Time, all of the issued and outstanding capital stock of each of the Corporate Subsidiaries will be duly authorized, validly issued, fully paid and non-assessable, and except as described, or in respect of indebtedness which is described, in the Prospectus, all of such capital stock will be owned by the Company, directly or through the Company's Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or restriction other than any lien or encumbrance imposed by any such Subsidiaries' organizational documents or by shareholder agreements. No shares of capital stock of the Company's Subsidiaries are reserved for any purpose, and there are no outstanding securities convertible





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     into or exchangeable for any capital stock of the Company's Subsidiaries and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or any other securities of Company's Subsidiaries other than pursuant to such Subsidiaries' respective organizational documents.

               (ix) At the Closing Time, the capital shares of the Company will be as set forth in the Prospectus under "Capitalization" and "Description of Capital Stock." All the issued and outstanding shares of Common Stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable and have been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws). No shares of the capital stock of the Company are reserved for any purpose except as described in the Prospectus. Except as described in the Prospectus and except as granted under this Agreement, there are no outstanding securities convertible into or exchangeable for any capital stock of the Company and there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for such Common Stock or any other securities of the Company.

               (x) The Securities have been duly authorized for issuance and sale to the International Underwriters pursuant to this Agreement, and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the International Pricing Agreement, will be validly issued, fully paid and non-assessable. The terms of the Common Stock conform in all material respects to all statements and descriptions related thereto contained in the Prospectus. The issuance of the Securities is not subject to any preemptive or other similar rights, other than pursuant to the Registration Rights Agreement (referred to in the Prospectus under "The Organization, Acquisition and Financing Plan") and the Stockholders' Agreements (as hereinafter defined).

               (xi) All shares of Common Stock (other than the Securities) issued or to be issued, at or





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     prior to the Closing Time, in connection with the Transactions (as hereinafter defined) have been duly authorized for issuance by the Company, and as of the Closing Time upon payment therefor as provided herein will be validly issued, fully paid and non-assessable.

               (xii) None of the Company or any of its Subsidiaries (the "Transaction Entities") is in violation of its certificate or articles of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability company agreement or other similar governing document, as the case may be, and none of the Transaction Entities is in default in the performance or observance of any obligation, agreement covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument or of any applicable law, rule, order, administrative regulation or administrative or court decree, to which such entity is a party or by which such entity may be bound, or to which any of its property or assets or any Hotel may be bound or subject, except for such violations and defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

               (xiii) (A) This Agreement and the U.S. Purchase Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Representatives, is a valid and binding agreement of the Company; (B) at the Representation Date, the International Pricing Agreement and the U.S. Pricing Agreement will have been duly and validly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Representatives, will be a valid and binding agreement of the Company; (C) at the Closing Time, the two Stockholders' Agreements among the Company and the other parties signatory thereto (the "Stockholders' Agreements") will be duly and validly authorized, executed and delivered by the Company or its Subsidiaries that are parties thereto, and will be valid and binding agreements of the Company or its Subsidiaries that are parties thereto, enforceable against each of the Company or its





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     Subsidiaries that are parties thereto in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights, (ii) general principles of equity, whether considered in a proceeding in equity or at law, and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is against public policy; (D) at the Closing Time, the Registration Rights Agreement among the Company and the other parties signatory thereto (the "Registration Rights Agreement") will be duly and validly authorized, executed and delivered by the Company or its Subsidiaries that are parties thereto, will be a valid and binding agreement of the Company or its Subsidiaries that are parties thereto, and will be enforceable against the Company or its Subsidiaries that are parties thereto in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights, (ii) general principles of equity, whether considered in a proceeding in equity or at law, and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is against public policy; (E) at the Closing Time, the Credit Agreement among the Company, Interstate Hotels Corporation ("IHC"), Credit Lyonnais New York Branch, and the other banks signatory thereto (the "Credit Agreement") will be duly and validly authorized, executed and delivered by the parties thereto, will be a valid and binding agreement of the parties thereto, and will be enforceable against the parties thereto in accordance with its terms; (F) the Option Agreement dated as of October 12, 1995, as amended December 15, 1995 and March 29, 1996, among IHC and the other parties signatory thereto (the "Option Agreement") has been duly and validly authorized, executed and delivered by IHC and IHC Member Corporation, is a valid and





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     binding agreement of IHC and IHC Member Corporation, and is enforceable against IHC and IHC Member Corporation in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights and by general principles of equity, whether considered in a proceeding in equity or at law; (G) the Agreement of Purchase and Sale, dated as of March 29, 1996, among IHC Member Corporation and the other parties signatory thereto (the "Purchase and Sale Agreement") has been duly and validly authorized, executed and delivered by IHC Member Corporation, is a valid and binding agreement of IHC Member Corporation, and is enforceable against IHC Member Corporation in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights and by general principles of equity, whether considered in a proceeding in equity or at law; and (H) the Contribution Agreement, dated as of March 29, 1996, among IHC and the other parties signatory thereto (the "Contribution Agreement") has been duly and validly authorized, executed and delivered by the IHC, is a valid and binding agreement of IHC, and is enforceable against IHC in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights and by general principles of equity, whether considered in a proceeding in equity or at law. This Agreement, the International Pricing Agreement, the Stockholders' Agreements, the Registration Rights Agreement, the Credit Agreement, the Option Agreement, the Purchase and Sale Agreement, the Contribution Agreement and the Transaction Agreements (defined below) are sometimes hereinafter collectively called the "Company Documents."

               (xiv) The performance of the obligations set forth herein or in the other Company Documents





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     and the consummation of the Transactions or the other transactions contemplated hereby and thereby or in the Prospectus by the Transaction Entities will not conflict with or constitute a breach or violation by such parties of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any Hotel or any other property or asset of a Transaction Entity under, (A) any of the other Company Documents; (B) any material contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which any Transaction Entity is a party or by which they, any of them, any of their respective properties or other assets or any Hotel may be bound or subject; (C) the certificate or articles of incorporation, by-laws, certificate of limited partnership, partnership agreement or other governing documents, as the case may be, of any Transaction Entity, or (D) any applicable law, rule, order, administrative regulation or administrative or court decree, in each case except for conflicts, breaches, violations or defaults that would not have a Material Adverse Effect.

               (xv) The execution and delivery of all material agreements and documents executed in connection with or in contemplation of the transactions (collectively, the "Transactions") described in the Prospectus as "The Organization," "Acquisition of Owned Hotels," "Acquisition of Additional Hotels," and "The Financing Plan" under the heading "THE ORGANIZATION, ACQUISITION AND FINANCING PLAN" (the "Transaction Agreements"), and the performance of the obligations set forth therein and the consummation of the Transactions or the transactions contemplated thereby by the Transaction Entities have been duly and validly authorized by all necessary corporate or partnership action, as the case may be, by or on behalf of the Transaction Entities. Except as described in the Prospectus (including, without limitation, the transactions described in the Prospectus under the heading "The Organization, Acquisition and Financing Plan -- Acquisition of Additional Hotels"), each of the Transactions will have been completed on or before the Closing Time.





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               (xvi) None of the Company's commitments to a partnership formed between or among one or more affiliates of the Company and one or more affiliates of Blackstone Real Estate Advisors, L.P. (the "Interstone III Partnership"), including, but not limited to the capital commitments described under "The Organization and Financing Plan -- Acquisition of Owned Hotels" in the Prospectus is expected to result in any Material Adverse Effect.

               (xvii)(a) No labor dispute with the employees of any Transaction Entity exists or is imminent, and (b) none of the executive officers of the Company is aware of any existing or imminent labor disturbance by the employees of any of the Transaction Entities' principal suppliers, manufacturers or contractors, which, in the case of either (a) or (b), could reasonably be expected to result in any Material Adverse Effect.

               (xviii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the executive officers of the Company, after due inquiry, threatened against or affecting any Transaction Entity, Hotel or officer or director of the Company that is required to be disclosed in the Registration Statement or the Prospectus or that, if determined adversely to any Transaction Entity, Hotel, or such officer or director, considered in the aggregate will or could reasonably be expected to (A) have a Material Adverse Effect, or (B) materially and adversely affect the consummation of the Transactions.

               (xix) Except as described in the Prospectus, there are no pending legal or governmental proceedings to which any Transaction Entity is a party or of which they or any of their respective properties or assets or any Hotel is the subject, including ordinary routine litigation incidental to the business, that, considered in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments which are required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so described, referred to or filed, and the descriptions thereof or references thereto in the Registration Statement are accurate in all material respects.

               (xx) Except as described in the Prospectus, each of the Transaction Entities has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not have a Material Adverse Effect), and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith (except in any case in which the failure to so pay would not have a Material Adverse Effect).

               (xxi) None of the Transaction Entities is, and at Closing Time none of the Transaction Entities will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

               (xxii) Except as described in the Prospectus, the Company and its Subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "proprietary rights") material to the conduct of the business now operated by them, and none of the Company or any of its Subsidiaries has received any notice nor is any executive officer of the Company otherwise aware of any infringement of or conflict with asserted rights of others with respect to any proprietary rights, or of any facts which would render any proprietary rights invalid or inadequate to protect the interest of such Transaction Entity therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling, or finding) or invalidity or inadequacy, singly or in the aggregate, would have a Material Adverse Effect.

               (xxiii) No authorization, approval, consent or order of any court or governmental authority or agency or other entity or person is required to be obtained by any Transaction Entity in connection with the offering, issuance or sale of the Securities hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities or real estate syndication laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") or such as have been received prior to the date of this Agreement. No consent is required to be obtained by any Transaction Entity in connection with the consummation of any part of the Transactions, for which the failure to obtain such consent would have a Material Adverse Effect, except such as may have been received prior to the date of this Agreement.

               (xxiv) Each of the Transaction Entities possesses, or has made application for, such certificates, authorizations or permits issued by the appropriate local, state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, or proposed to be conducted by it, except for such certificates, authorizations and permits, the failure to obtain, maintain or possess of which by any of the Transaction Entities would not have a Material Adverse Effect, and none of the Transaction Entities have received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

               (xxv) Except as described in the Prospectus or pursuant to the Registration Rights Agreement or Stockholders' Agreements, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

               (xxvi) The Securities have been approved for listing on the New York Stock Exchange upon notice of issuance.

               (xxvii) At the Closing Time, (A) the Transaction Entities will have good indefeasible title or a valid leasehold estate, as the case may be, to each of the Hotels and other real property interests indicated in the Prospectus to be owned or leased by the Company (or its Subsidiaries), in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than (i) those referred to in the Prospectus,
     (ii) mortgages and security agreements relating to the Hotels, (iii) those referred to in the existing title insurance policies pertaining to the Hotels, and (iv) those which would not have a Material Adverse Effect; (B) there will be no options or rights of first refusal to purchase any Hotel, any interest therein or any part thereof, other than those referred to in the Prospectus; (C) each of the Hotels will comply with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Hotels), except for such failures to comply that would not have Material Adverse Effect, and (D) the executive officers of the Company shall have no knowledge of, after due inquiry, any pending or threatened condemnation proceeding, zoning change or other proceeding or action that would have a Material Adverse Effect.

               (xxviii) The Transaction Entities have obtained title insurance on the fee and ground lease interests in each of the Hotels in which the Company has an ownership interest, in an amount at least equal to the purchase price of each such owned Hotel.

               (xxix) Except as disclosed in the Prospectus, and, except for activities, conditions, circumstances or matters that would not have a Material Adverse Effect, (A) to the knowledge of the executive officers of the Company, after due inquiry, the operations of the Transaction Entities are in compliance with all Environmental Laws (as defined below) and all requirements of applicable permits, licenses, approvals and other authoriza-tions issued pursuant to Environmental Laws; (B) to the knowledge of the executive officers of the Company, after due inquiry, none of the Transaction Entities has caused or suffered to occur any Release (as defined below) of any Hazardous Substance (as defined below) into the Environment (as defined below) on, in or under or from any Hotel or any developed or undeveloped land held (at any time) by any of the Transaction Entities, and no condition exists on, in or under to any Hotel that could reasonably be expected to result in the Company violating, or incurring liability under, any Environmental Law or give rise to the imposition of any Lien (as defined below) under any Environmental Law; (C) none of the Transaction Entities has received any written notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any Hotel; (D) none of the executive officers of the Company has knowledge of, after due inquiry, nor has any Transaction Entity received any written notice from any Governmental Authority (as defined below) or other person claiming any violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any Hotel; and (E) no Hotel is included or, to the knowledge of the executive officers of the Company, after due inquiry, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and the executive officers of the Company have no knowledge, after due inquiry, that any Hotel has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the executive officers of the Company, after due inquiry, proposed for inclusion on any similar list of potentially contaminated sites pursuant to any other Environmental Law.

          As used herein, "Hazardous Substance" shall include any hazardous substance, hazardous waste, toxic substance, pollutant, hazardous material, or similarly designated materials including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCB's, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is identified, regulated, prohibited or limited under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R.
Section 172.101, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302 as the same may now or hereafter be amended; "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, workplace and indoor and outdoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section Section 9601, et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. Section Section 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. Section Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section Section 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. Section
Section 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section Section 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Hotel, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Hotel; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emis-sion, discharge or similar term, as those terms are defined or used in any Environmental Law.

          (xxx) To the actual knowledge of the executive officers of the Company, none of the environmental consultants retained by the Company or any Subsidiary which prepared environmental and asbestos inspection reports with respect to any of the Hotels was employed for such purpose on a contingent basis or has any substantial interest in any Transaction Entity, and none of them nor any of their directors, officers or employees is connected with any Transaction Entity as a promoter, selling agent, voting trustee, director, officer or employee.

          (b) Any certificate signed by any executive officer or authorized representative of the Company and delivered to the Representatives or to counsel for the International Underwriters or U.S. Underwriters shall be deemed a representation and warranty by such entity or person, as the case may be, to each International Underwriter or U.S. Underwriters as to the matters covered thereby.

          SECTION 2.  Sale and Delivery to International Underwriters; Closing.

          (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each International Underwriter, severally and not jointly, and each International Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in the International Pricing Agreement, the number of Initial International Securities set forth in Schedule A hereto opposite the name of such International Underwriter (except as otherwise provided in the International Pricing Agreement), plus any additional number of Initial International Securities which such International Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

               (i) If the Company has elected not to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price and the purchase price per share to be paid by the several International Underwriters for the Securities each have been determined and set forth in the International Pricing Agreement and an amendment to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

               (ii) If the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, the purchase price per share to be paid by the several International Underwriters for the Securities shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement between the Representatives and the Company. The initial public offering price per share of the Securities shall be a fixed price to be determined by agreement among the Representatives and the Company. The initial public offering price and the purchase price, when so determined, shall be set forth in the International Pricing Agreement. In the event that such prices have not been agreed upon and the International Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourteenth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party other than pursuant to Sections 6 and 7 hereof, unless otherwise agreed to by the Company and the Representatives.

          (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the International Underwriters, severally and not jointly, to purchase up to an additional 247,500 shares of Common Stock at the price per share set forth in the International Pricing Agreement solely to cover over-allotments. The option hereby granted will expire 30 days after the date hereof (or, if the Company has elected to rely on Rule 430A under the 1933 Act Regulations, 30 days after the execution of the International Pricing Agreement), provided that if such thirtieth day is not a New York Stock Exchange trading day, the thirtieth day will be the next succeeding New York Stock Exchange trading day and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Representa-tives to the Company setting forth the number of Option International Securities as to which the several International Underwriters are then exercising the option and the time and date of payment and delivery for such Option International Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days nor earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed upon by the Representatives and the Company. If the option is exercised as to all or any portion of the Option International Securities, the Option International Securities shall be purchased by the International Underwriters, severally and not jointly, in proportion to their respective Initial International Securities underwriting obligations as set forth in Schedule A.

          (c) Payment of the purchase price for, and delivery of certificates for, the Initial International Securities shall be made at the office of Jones, Day, Reavis & Pogue ("Jones Day"), 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. on the fourth business day (or the third business day if required under Rule 15c6-1 of the rules and regulations (the "1934 Act Regulations") of the Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or unless postponed in accordance with the provisions of Section 10) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A of the 1993 Act Regulations, the fourth business day (or the third business day if required under Rule 15c6-1 of the 1934 Act) after execution of the International Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the Option International Securities are purchased by the International Underwriters, payment of the purchase price for, and delivery of certificates for, such Option International Securities shall be made at the above-mentioned offices of Jones Day, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company. Payment for the Initial International Securities shall be made to the Company by wire transfer in immediately available funds, provided that it is understood and agreed that interest on the aggregate purchase price for the Initial International Securities in federal funds for one day at Merrill Lynch's overnight borrowing rate shall be deducted from such payment and shall reduce the purchase price payable for the Initial International Securities by such amount. Payment for the Option International Securities shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Company, against delivery to the Representatives for the respective accounts of the International Underwriters of certificates for the Securities to be purchased by them. Certificates for the Initial International Securities and the Option International Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before the Closing Time or the relevant Date of Delivery, as the case may be. It is understood that each International Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the Option International Securities, if any, which it has agreed to purchase. Merrill Lynch, Credit Lyonnais, Montgomery, Morgan Stanley and Smith Barney, individually and not as representatives of the International Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the Option International Securities, if any, to be purchased by any International Underwriter whose payment has not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but any such payment shall not relieve such International Underwriter from its obligations hereunder. The certificates for the Initial International Securities and the Option International Securities, if any, will be made available for examination and packaging by the Representatives not later than 10:00 A.M. on the last business day prior to Closing Time or the relevant Date of Delivery, as the case may be, in New York, New York.

          SECTION 3.  Covenants of the Company.

          The Company covenants with each International Underwriter as follows:

          (a) As soon as the Company is advised or otherwise obtains knowledge of any of the following, the Company will promptly notify the Representatives of (i) the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendments), (ii) the receipt of any comments from the Commission relating to the Registration Statement and the Prospectus, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the suspension of qualification of the Securities for offering or sale in any jurisdiction or the initiation or threat of any proceedings for these purposes. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment), any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus) which the Company proposes for use by the International Underwriters in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations or any Term Sheet. The Company will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representatives or counsel for the International Underwriters reasonably shall object.

          (c) The Company will deliver to the Representatives, as soon as possible, as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference therein) as the Representatives reasonably may request.

          (d) The Company will furnish to each International Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such International Underwriter reasonably may request for the purposes contemplated by the 1933 Act or the applicable rules and regulations of the Commission thereunder.

          (e) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the International Underwriters, to amend or supplement the Prospectus in order to comply with the 1933 Act or the 1934 Act or to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company forthwith will amend or supplement the Prospectus (in form and substance reasonably satisfactory to counsel for the International Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading; and the Company will furnish to the International Underwriters a reasonable number of copies of such amendment or supplement.

          (f) The Company will endeavor, in cooperation with the International Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other United States or foreign jurisdictions as the Representatives may reasonably designate; provided, however, the Company will not be required to qualify as a foreign corporation, file a general consent to service of process in any such jurisdiction, subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject, or provide any undertaking or make any change in its charter, certificate of incorporation, by-laws or other governing document that the Board of Directors of the Company reasonably determines to be contrary to the best interests of the Company and its shareholders. In each jurisdiction in which the Securities have been so qualified, the Company will use all reasonable efforts to file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long a period as the Representatives reasonably may request for the distribution of the Securities.

          (g) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the Company's fiscal year, an earnings statement (in form and in a manner complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule
158) of the Registration Statement.

          (h) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

          (i) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A and/or Rule 434 of the 1933 Act Regulations, then immediately following the execution of the International Pricing Agreement, the Company will prepare and file with the Commission in accordance with such Rule 430A and/or Rule 434 and Rule 424(b) of the 1933 Act Regulations copies of an amended Prospectus, or, if required by such Rule 430A and/or Rule 434, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted. If required, the Company will prepare and file or transmit for filing a Rule 462(b) Registration Statement not later than the date of execution of the International Pricing Agreement. If a Rule 462(b) Registration Statement is filed by the Company, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission as required by Rule 111 of the 1933 Act Regulations.

          (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          (k) The Company will use reasonable efforts to maintain the listing of the Securities on the New York Stock Exchange.

          (l) During a period 180 days from the Closing Time, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, sell, offer to sell, transfer, pledge, hypothecate, grant any option for the sale of or otherwise dispose of, any shares of Common Stock or any security convertible into or exchangeable or exercisable for shares of the Common Stock, except for (i) Securities to be sold to the International Underwriters, (ii) the award of options or other rights or the issuance of Common Stock pursuant to employee and director stock purchase, equity incentive and option plans as described in the Prospectus, (iii) the issuance of Common Stock (whether upon conversion, exchange or otherwise) in connection with an acquisition, whether by purchase of assets, merger or other form of business acquisition or combination transaction, provided that the foregoing restrictions apply to the issued Common Stock, or (iv) the adoption of a shareholder rights plan.

          (m) During a period of three years from the Closing Time, the Company will deliver to Merrill Lynch, on behalf of the Representatives promptly upon their being mailed or filed, copies of all current, regular and periodic reports of the Company mailed to its shareholders or filed with the New York Stock Exchange or with the Commission or any governmental authority succeeding to any of the Commission's functions other than reports on Form 3 or Form 4 or registration statements on Form S-8.

          SECTION 4.  Payment of Expenses; Financial Advisory Fees.

          (a) The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Regis-tration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (ii) the cost of printing, or reproducing, and distributing to the International Underwriters copies of this Agreement and the International Pricing Agreement, (iii) the preparation, issuance and delivery of the certificates for the Securities to the International Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Securities under securities laws and real estate syndication laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees of counsel at their normal hourly rate in an aggregate amount not to exceed $20,000 and reasonable charges and disbursements for the International Underwriters in connection therewith and in connection with the preparation of the "blue sky" survey, (vi) the cost of printing, or reproducing and delivering to the International Underwriters copies of the "blue sky" survey, (vii) the fee of the National Association of Securities Dealers, Inc., (viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, Inc., (ix) the costs and charges of any transfer agent or registrar, and the cost of preparing share certificates, and (x) any transfer taxes imposed on the sale of the Securities to the several International Underwriters. It is understood, however, that except as provided in this Section 4, the International Underwriters will pay all of their costs and expenses, including the fees and disbursements of their counsel, and any expenses in connection with a "tombstone" advertisement in connection with the offering of the Securities.

          (b) If this Agreement is cancelled or terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the International Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Underwriters.

          (c) At Closing Time, the Company shall pay to Merrill Lynch a fee (a "Financial Advisory Fee") in consideration of the financial advisory services provided to the Company by Merrill Lynch in connection with the Financing Plan. The Financial Advisory Fee to Merrill Lynch shall be equal to .25% of the purchase price paid by the International Underwriters for the purchase and sale of the International Securities hereunder. Payment of the Financial Advisory Fee shall be, at the option of the Merrill Lynch, deducted from the amount of the purchase price payable for the Initial International Securities hereunder, or made by certified or official bank check or similar next day funds payable to the order of Merrill Lynch.

          (d) At Closing Time, the Company shall pay to Merrill Lynch an additional fee equal to .25% of the purchase price paid by the International Underwriters for the purchase and sale of the International Securities hereunder in the event the sale of such Securities is consummated on or before June 30, 1996.

          SECTION 5. Conditions of International Underwriters' Obligations. The obligations of the International Underwriters hereunder are subject to the accuracy in all material respects, as of the date hereof and at Closing Time, of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or with the consent of the Representatives, at a later time and date, not later, however, than 5:30 P.M., New York City time, on the first business day following the date hereof, or at such later time and date as may be approved by a majority in interest of the International Underwriters; and at the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission or any state securities regulatory authority. If the Company has elected to rely upon Rule 430A and/or Rule 434 of the 1933 Act Regulations,
(A) the price of the Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A and/or Rule 434 shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period and (B) prior to the Closing Time, the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A and/or Rule 434 of the 1933 Act Regulations and shall have become effective not later than 5:30 p.m., New York City time, on the Representation Date or, with the consent of the Representatives, at a later time and date, not later, however, than 5:30 p.m., New York City time, on the first business day following the Representation Date, or of such later date and time as shall have been approved by a majority in interest of the Representatives. If a Rule 462(b) Registration Statement is required, such Rule 462(b) Registration Statement shall have been transmitted to the Commission for filing and have become effective within the prescribed time period, and, prior to the Closing Time, the Company shall have provided to the International Underwriters evidence of such filing and effectiveness in accordance with Rule 462(b) of the 1933 Act Regulations.

          (b)  At Closing Time the Representatives shall have received:

               (1) The favorable opinion of Jones Day, in form and substance reasonably satisfactory to counsel for the International Underwriters, dated as of the Closing Time, with respect to the matters set forth below:

                    (i) The Company and IHC have been duly incorporated and are validly existing as corporations in good standing under the laws of the Commonwealth of Pennsylvania with the requisite power and authority to own or lease their properties and conduct their business as described in the Prospectus, and the Company and IHC have the requisite power and authority to enter into and perform their obligations under this Agreement and the other Company Documents to which they are a party.

                    (ii) IHC is duly qualified or registered as a foreign corporation to transact business and is in good standing in the states of Arizona, California, Colorado, Connecticut, Florida, Georgia, Hawaii, Illinois, Maryland, Massachusetts, Michigan,

          Minnesota, Missouri, New Jersey, New York, North Carolina, Ohio, Oklahoma, Rhode Island, Tennessee, Texas, Vermont, Virginia and Washington and in the District of Columbia and Toronto, Ontario.

                    (iii) The Company has the authorized and outstanding capital as set forth under the caption "Capitalization" in the Prospectus, and the authorized capital of the Company and its Significant Subsidiaries, including the Securities, conforms in all material respects to the description thereof set forth under the caption "Description of Capital Stock" in the Prospectus. All the issued and outstanding shares of Common Stock of the Company and its Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable. To the knowledge of such counsel, no shares of the capital stock of the Company are reserved for any purpose except as described in the Prospectus. To the knowledge of such counsel, except as described in the Prospectus and other than as provided in this Agreement, there are no outstanding securities convertible into or exchangeable for any capital shares of the Company and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such stock or any other securities of the Company.

                    (iv) The Securities have been duly authorized for issuance and sale to the International Underwriters and, when issued and paid for in accordance with this Agreement and the International Pricing Agreement, will be validly issued, fully paid and non-assessable.
          The issuance of the Securities is not subject to any preemptive or other similar rights (other than pursuant to the Registration Rights Agreement and the Stockholders' Agreements) arising under the Pennsylvania Business Corporation Law, the Articles of Incorporation or the by-laws of the Company, or any agreement to which the Company is a party of which such counsel is aware.

                    (v) Each of this Agreement and the International Pricing Agreement has been duly and validly authorized, executed and delivered by the Company.

                    (vi) The execution and delivery of each of this Agreement and the International Pricing Agreement, and the performance by the Company of its obligations set forth herein or therein do not and will not conflict with or constitute a breach or violation of, or default under: (1) any other Company Document; (2) any other contract or agreement filed as an exhibit to the Registration Statement; (3) its articles of incorporation or by-laws of the Company or (4) any law, rule or administrative regulation applicable to the Company of any governmental authority or agency of the United States or the Commonwealth of Pennsylvania (except no opinion need be expressed as to the by-laws or rules of the NASD or any state securities or real estate syndication laws); or (5) any order or decree of any court or governmental authority of which such counsel is aware, except in each case for conflicts, breaches, violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect.

                    (vii) The Company is not an "investment company" or a person "controlled by" an "investment company" within the meaning of the 1940 Act.

                    (viii) No authorization, approval, consent or order of any federal or state court or governmental authority or agency is required in connection with the offering, issuance or sale of the Securities hereunder, in each case, except such as may be required in connection with the sale of the Securities under the 1933 Act or the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the by-laws and rules of the NASD, or state securities laws, real estate syndication laws or such as have been received prior to the date of such opinion.

                    (ix) At the time the Registration Statement became effective, the Registration Statement (other than the operating statistics, financial statements and other financial data included therein or omitted therefrom, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                    (x) To such counsel's knowledge, there is no litigation or governmental proceeding pending or threatened against the Company, any of its Subsidiaries or any Hotel which would affect the subject matter of this Agreement or is required to be described in the Prospectus which is not so described.

                    (xi) The statements in the Prospectus under "Business and Properties -- Operations" and "-- Host Funding Transaction," "Management," "The Organization, Acquisition and Financing Plan" and "Certain Relationships and Related Transactions," insofar as they purport to summarize the provisions of documents referred to therein, and the statements in the Prospectus under "Description of Capital Stock," "Shares Eligible for Future Sale" and "Taxation," insofar as they purport to summarize the provisions of documents or matters of law referred to therein or constitute legal conclusions are accurate in all material respects.

                    (xii) To such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement, or to be filed as exhibits thereto by the 1933 Act Regulations, other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are accurate in all material respects.

                    (xiii) To such counsel's knowledge, except as disclosed in the Prospectus, there are no persons with registration or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                    (xiv) The Securities are approved for listing on the New York Stock Exchange upon official notice of issuance.

                    (xv) The Registration Statement has become effective under the 1933 Act, and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

          In addition, Jones Day shall state that representatives of such firm have participated in conferences with officers, directors and employees of the Company, representatives of the independent public accountants who examined the financial statements contained in the Registration Statement and Prospectus and representatives of the International Underwriters concerning the information contained in the Registration Statement and Prospectus and the proposed responses to various items in Form S-1. On the basis thereof (relying as to materiality and matters of fact upon the opinions or certificates of officers and other representatives of the Company), but without independent verification by such counsel of, and without passing upon or assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendments or supplements thereto, no facts have come to the attention of such counsel that cause them to believe that (i) the Registration Statement (other than the operating statistics, financial statements (including the notes thereto) and other financial data included therein or omitted therefrom as to which such counsel expresses no views), at the time such Registration Statement became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) the Prospectus (other than the operating statistics, financial statements and other financial and statistical data included therein or omitted therefrom as to which such counsel expresses no views), as of its date or at the Closing Time, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In giving its opinion, such counsel may rely, as to all matters of fact, upon certificates and written statements of officers, directors and employees of and accountants for the Company. Counsel may state that their opinion is limited to matters governed by the federal laws of the United States, the laws of the State of New York and the Business Corporation Law of the Commonwealth of Pennsylvania.

               (2) The favorable opinion in form and substance reasonably satisfactory to counsel for the Underwriters, dated as of the Closing Time, of Marvin I. Droz, Esq., Senior Vice President and General Counsel of the Company, with respect to the matters set forth below:

                    (i) The Company's Significant Subsidiaries other than IHC (the "Other Subsidiaries") have been duly incorporated or formed and are validly existing as corporations or entities in good standing under the laws of the Commonwealth of Pennsylvania with the full requisite power and authority to own or lease their properties and conduct their business as described in the Prospectus, and the Other Subsidiaries have the requisite power and authority to enter into and perform their obligations under this Agreement and the other Company Documents to which they are a party. The Other Subsidiaries are duly qualified or registered as foreign corporations or entities to transact business and are in good standing in each jurisdiction in which such qualifications are required, whether by reason of the ownership, leasing or management of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.

                    (ii) To such counsel's knowledge, the Other Subsidiaries are not in breach or violation of or default under (1) any of the Company Documents; (2) any other contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which they are a party or by which they are or any Hotel may be bound or subject to and of which such counsel is aware; (3) their articles of incorporation, by-laws or other applicable governing document; (4) any applicable law, rule or administrative regulation of the United States or the jurisdiction of its incorporation; or (5) any order or administrative or court decree of which such counsel is aware, except for conflicts, breaches, violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect.

                    (iii) The execution and delivery of the Company Documents other than this Agreement and the International Pricing Agreement and the performance by the Other Subsidiaries of their obligations set forth therein, do not and will not conflict with or constitute a breach or violation of, or default under: (1) any of the Company Documents; (2) any other contract, indenture, mortgage, loan agreement, note, lease joint venture or partnership agreement or other instrument or agreement to which the Other Subsidiaries are a party or by which they are or any Hotel may be bound or subject to and of which such counsel is aware; (3) the articles of incorporation, by-laws or other governing documents of the Other Subsidiaries; (4) any law, rule or administrative regulation applicable to the Other Subsidiaries of any governmental authority or agency of the United States or the Commonwealth of Pennsylvania; or
          (5) any order or administrative or court decree of which such counsel is aware, except for conflicts, breaches, violations or defaults, that, individually or in the aggregate, would not have a Material Adverse Effect.

                    (iv) To such counsel's knowledge, there is no litigation or any legal or governmental proceeding pending or threatened against the Other Subsidiaries or any Hotel which would affect the subject matter of this Agreement.

          In giving its opinion, such counsel may (i) rely, as to all matters of fact, upon certificates and written statements of officers, directors, partners and employees of and accountants for the Company and the Subsidiaries and (ii) state that his opinion is limited to matters governed by the federal laws of the United States and the Business Corporation Law of the Commonwealth of Pennsylvania. In addition, while such counsel is the Company's General Counsel, he would not necessarily be familiar with all legal matters affecting the Company or any of its Subsidiaries.

               (3) The favorable opinion, dated as of the Closing Time, of Skadden, Arps, Slate, Meagher & Flom, New York, New York ("Skadden Arps"), counsel for the Representatives, (A) with respect to the matters set forth in (vi) (with respect to parts (1) and (5) only), (ix) (with respect to the Company only and with respect to this Agreement and the International Pricing Agreement only), and (xiv) of subsection (b)(1) of this Section and (B) containing a statement similar to the statement referred to in the first sentence of the next to last paragraph of Section 5(b)(1).

          In giving its opinion, Skadden Arps may rely, (A) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company, (B) as to the good standing and qualification of the Company to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance satisfactory to counsel for the International Underwriters, and (C) as to certain matters of law, upon the opinions given pursuant to Sections 5(b)(1) and 5(b)(2) above.

          (c) At Closing Time, (i) there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Change, and
(ii) the Representatives shall have received a certificate of the President or a Vice President and the chief financial or chief accounting officer (or such officer acting in a similar capacity) of the Company, dated as of the Closing Time, evidencing compliance with the provisions of this subsection (c) and stating that the representations and warranties in Section 1 hereof are true and correct, in all material respects, with the same force and effect as though expressly made at and as of Closing Time.

          (d) At the time of the execution of this Agreement, the Representatives shall have received from Coopers & Lybrand L.L.P. a letter, dated the date of delivery thereof, in form and substance customary for transactions such as the Initial Public Offering, to the effect that (i) they are independent public accountants with respect to the Company as required by the 1933 Act and the 1933 Act Regulations; (ii) it is its opinion that the financial statements included in the Registration Statement prepared by such firm and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures set forth in its letter, including a reading of the latest available interim financial statements of the Company, a reading of the minute books of the Company, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing has come to its attention which causes Coopers & Lybrand L.L.P. to believe that (A) the unaudited financial statements of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, (B) the operating data and balance sheet data set forth in the Prospectus under the captions "Pro Forma Financial Data" were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) the pro forma financial information included in the Registration Statement was not prepared in accordance with the applicable requirements of the 1933

Act or the 1933 Act Regulations with respect to pro forma financial information or was not determined on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, or
(D) at a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital shares of the Company or any increase in the debt of the Company or any decrease in the net assets of the Company as compared with the amounts shown in March 31, 1996 historical financial information of the Company included in the Registration Statement or, during the period from March 31, 1996 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total revenues, net income or funds from operations of the Company, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur, and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company identified in such letter.

          (d) At the Closing Time, the Representatives shall have received from Coopers & Lybrand L.L.P. a letter, dated the Closing Time, to the effect that it reaffirms that statements made in the letter furnished pursuant to subsection (d) of this Section, except that the "specified date" referred to shall be a date not more than five days prior to the Closing Time and, if the Company has elected to rely on Rule 430A of the 1933 Act Regulations, to the further effect that they have carried out procedures as specified in clause
(iv) of subsection (d) of this Section with respect to certain amounts, percentages and financial information specified by the Representatives and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (iv).

          (e) At the Closing Time, the Securities shall be approved for listing on the New York Stock Exchange upon official notice of issuance.

          (f) At the Closing Time and at each Date of Delivery, if any, counsel for the International Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the International Underwriters.

          (g) At or prior to the Closing Time, the Representatives shall have received a letter agreement from each director and executive officer of the Company who is also a holder of Common Stock (the "Restricted Shares") and Blackstone in form customary for transactions such as the Initial Public Offering to the effect that such holder shall agree that during the period of 180 days from the date hereof, such holder will not, without the prior written consent of Merrill Lynch, sell, offer to sell, transfer, grant any option for the sale of, pledge, enter into any agreement to sell, or otherwise dispose of any Restricted Shares, except (i) transfers to any family members or affiliate of such holder, including any trust established by such holder, provided that the foregoing restrictions apply thereto, (ii) transfers to the estate or legal guardian of any other holder of shares of Common Stock, and (iii) pledges to secure bona fide indebtedness or any foreclosure of such pledges.

          (h) In the event that the International Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option International Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Transaction Entities hereunder shall be true and correct in all material respects as of the Date of Delivery and, at the Date of Delivery, the Representatives shall have received:

               (1) A certificate, dated such Date of Delivery, of the President or a Vice President and the chief financial or chief accounting officer of the Company confirming that the certificates delivered at Closing Time pursuant to Section 5(c) hereof remain true and correct in all material respects as of such Date of Delivery.

               (2) The favorable opinion of Jones Day, in form and substance reasonably satisfactory to counsel for the International Underwriters, dated such Date of Delivery, relating to the Option International Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(1) hereof.

               (3) The favorable opinion of Marvin I. Droz, Esq., Senior Vice President and General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the International Underwriters, dated such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(2) hereof.

               (4) The favorable opinion of Skadden Arps, counsel for the International Underwriters, dated such Date of Delivery, relating to the Option International Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(3) hereof.

               (5) A letter from Coopers & Lybrand L.L.P. in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Representatives pursuant to Section 5(d) hereof, except that the "specified date" in the letter furnished pursuant to this
     Section 5(i)(5) shall be a date not more than five days prior to such Date of Delivery.

          If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in
Section 4 hereof.

          SECTION 6.  Indemnification.

          (a) The Company agrees to indemnify and hold harmless each International Underwriter and each person, if any, who controls any International Underwriter within the meaning of Section 15 of 1933 Act as follows:

                    (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, any information contained in any Rule 462(b) Registration Statement, if applicable, any information contained in any Term Sheet, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the

          Prospectus (or any amendment or supplement thereto); and provided, further, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any International Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such International Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto) was not sent or given by or on behalf of such International Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented) would have corrected the defect giving rise to such loss, liability, claim, damage or expense;

                    (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever for which indemnification is provided under subsection (i) above if such settlement is effected with the written consent of the indemnifying party; and

                    (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the reasonable fees and disbursements of one law firm chosen by Merrill Lynch to act as counsel for all underwriters and their controlling persons), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever for which indemnification is provided under subsection (i) or (ii) above, to the extent that any such expense is not paid under
          (i) or (ii) above.

          (b) Each International Underwriter severally agrees to indemnify and hold harmless the Company, each of the Company's directors and each of the Company's officers who signs the Registration Statement or any amendment thereto and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(i), (ii) and
(iii) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any claims asserted against or any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement except to the extent the indemnifying party has been prejudiced in any material respect by such failure. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and reasonably approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this
Section 6 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent provided that such consent was not unreasonably withheld.

          SECTION 7.  Contribution.

          In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 is for any reasons held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, on the one hand, and the International Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, on the one hand, and one or more of the International Underwriters, on the other hand, as incurred, in such proportions that the International Underwriters are responsible for that portion represented by the percentage that the sum of the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Company, responsible for the balance, and the fees payable pursuant to Sections 4(c) and
(d) hereof; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an International Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such International Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contributions as the Company.

          SECTION 8. Representations, Warranties and Agreements to Survive Delivery.

          All representations, warranties and agreements contained in this Agreement and the International Pricing Agreement, or contained in certificates of officers or authorized representatives of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the International Underwriters.

          SECTION 9.  Termination of Agreement.

               (a) The Representatives may terminate this Agreement, by written notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any Material Adverse Change, (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets or any outbreak of hostilities or escalation of existing hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock has been suspended by the Commission or if trading generally on either the New York Stock Exchange, Inc. or the American Stock Exchange, Inc. has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by any of Federal, New York or Pennsylvania authorities.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Sections 4 and 10 hereof. Notwithstanding any such termination, the provisions of Section 4, 6, and 7 shall remain in effect.

          SECTION 10.  Default by One or More of the Underwriters.

          If one or more of the International Underwriters shall fail at the Closing Time to purchase the Initial International Securities or on the Date of Delivery to purchase the Option International Securities which it or they are obligated to purchase under this Agreement and the International Pricing Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the International Securities, each of the non-defaulting International Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that its respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the International Securities, this Agreement shall terminate without liability on the part of any non-defaulting International Underwriter; provided that if such default occurs with respect to the Option International Securities after the Closing Time, this Agreement will not terminate as to the Initial International Securities.

          No action taken pursuant to this Section shall relieve any defaulting International Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, any of the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

          SECTION 11.  Notices.

          All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Underwriters shall be directed to the Representatives at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1326, attention of Michael F. Profenius, Managing Director, with a copy to Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, attention of Patrick J. Foye, Esq.; notices to the Company shall be directed to it at Foster Plaza 10, 680 Andersen Drive, Pittsburgh, Pennsylvania 15220, attention of Marvin I. Droz, Senior Vice President and General Counsel, with a copy to Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022, attention of Robert A. Profusek, Esq.

          SECTION 12.  Parties.

          This Agreement and the International Pricing Agreement shall each inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement or the International Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the International Pricing Agreement or any provision herein or therein contained. This Agreement and the International Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Underwriter shall be deemed to be a successor by reason merely of such practice.

          13.  Governing Laws and Time.

          THIS AGREEMENT AND THE PRICING INTERNATIONAL AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCOR-

DANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAW. Specified times of day refer to New York City time.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the International Underwriters and the Company in accordance with its terms.

                                      Very truly yours,

                                      INTERSTATE HOTELS COMPANY


                                      By:
                                           ------------------------------------
                                           Name:  W. Thomas Parrington, Jr.
                                           Title: President and Chief
                                                  Executive Officer


Confirmed and Accepted,
as of the date first above written:

MERRILL LYNCH INTERNATIONAL
    MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
CREDIT LYONNAIS SECURITIES
MONTGOMERY SECURITIES
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
SMITH BARNEY INC.
  as Representatives of the several International
  Underwriters

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
       INCORPORATED


By:
     ----------------------------------------
     Name:
     Title: Authorized Signatory

For themselves and as Representatives of the other
International Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                               Number of
                                                               Initial
                                                               International
Name of International Underwriter                              Securities
- - ---------------------------------                              ----------

Merrill Lynch, Pierce, Fenner & Smith
  Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Credit Lyonnais Securities  . . . . . . . . . . . . . . . . . . . . . . . .

Montgomery Securities . . . . . . . . . . . . . . . . . . . . . . . . . . .

Morgan Stanley & Co., International Limited . . . . . . . . . . . . . . . .

Smith Barney Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

[ADD OTHER UNDERWRITERS]

                                                                       EXHIBIT A





                                1,402,500 Shares

                           INTERSTATE HOTELS COMPANY

                          (a Pennsylvania corporation)

                                  Common Stock

                           (Par Value $.01 Per Share)



                        INTERNATIONAL PRICING AGREEMENT


                                                                   June 20, 1996



MERRILL LYNCH INTERNATIONAL
     Merrill Lynch, Pierce, Fenner & Smith Incorporated
CREDIT LYONNAIS SECURITIES
MONTGOMERY SECURITIES
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
SMITH BARNEY INC.
     as Representatives of the several International
     Underwriters

c/o  Merrill Lynch & Co.
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
     Merrill Lynch World Headquarters
     North Tower
     World Financial Center
     New York, New York 10281

Ladies and Gentlemen:

     Reference is made to the International Purchase Agreement dated June 20, 1996, (the "International Purchase Agreement") relating to the purchase by the several Interna-





                                    Ex. A-1
tional Underwriters named in Schedule A thereto (the "International Underwriters"), for whom Merrill Lynch & International, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Lyonnais Securities, Montgomery Securities, Morgan Stanley & Co. International Limited and Smith Barney Inc. are acting as representatives (the "Representatives"), of the above shares of common stock (the "Securities") of Interstate Hotels Company (the "Company").

     Pursuant to Section 2 of the International Purchase Agreement, the Company agrees with each International Underwriter as follows:

     1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $21.

     2. The purchase price per share for the Securities to be paid by the International Underwriters shall be $19.625, being an amount equal to the initial public offering price set forth above less $1.375 per share.





                                    Ex. A-2

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the International Underwriters and the Company in accordance with its terms.


                                   Very truly yours,

                                   INTERSTATE HOTELS COMPANY


                                   By:
                                        -------------------------------------
                                        Name:  W. Thomas Parrington, Jr.
                                        Title: President and Chief
                                               Executive Officer


Confirmed and Accepted,
as of the date first above written:


MERRILL LYNCH INTERNATIONAL
    MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
CREDIT LYONNAIS SECURITIES
MONTGOMERY SECURITIES
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
SMITH BARNEY INC.
  as Representatives of the several International
  Underwriters


By:
     ----------------------------------------
     Name:
     Title: Authorized Signatory

For themselves and as Representatives of the other
International Underwriters named in the International Purchase Agreement.





                                    Ex. A-3